UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026

Diversified Energy Company
(Exact name of registrant as specified in its charter)

Delaware	011-41870	41-2283606
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1600 Corporate Drive Birmingham, Alabama		35242
(Address of Principal Executive Office)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (205) 408-0909
(Former Name or Former Address, if Changed Since Last Report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2())
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered, pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	DEC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On November 26, 2025, Diversified Energy Company (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K to disclose that it had closed on its previously announced acquisition of Canvas Energy Inc.

Item 8.01    Other Events.

The unaudited pro forma condensed combined financial information of the Company, which comprises the statement of comprehensive income for the year ended December 31, 2025, and the related notes to the pro forma condensed combined financial information, is filed as Exhibit 99.1 hereto and incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
99.1	Unaudited pro forma condensed combined financial information of Diversified Energy Company and subsidiaries for the year ended December 31, 2025, and the notes related thereto.
104	Cover Page Interactive Data File (embedded within Inline XBRL document
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Diversified Energy Company

March 6, 2026	By:	/s/ Benjamin M. Sullivan
Date		Benjamin M. Sullivan
Senior Executive Vice President, Chief Legal and Risk Officer and Corporate Secretary